Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated June 6, 2025 relating to the financial statements of Cantor Equity Partners III, Inc. as of and for the years ended December 31, 2024 and 2023, which is contained in that Prospectus. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

June 6, 2025